Ex-99.11(b)

                          LETTERHEAD OF VEDDER, PRICE,
                               KAUFMAN & KAMMHOLZ

                                      April 23, 1997

The Guardian Cash Fund, Inc.
201 Park Avenue South
New York, New York 10003

Gentlemen and Ladies:

We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 16 to the registration statement on Form N-1A for The Guardian Cash Fund, Inc. (File No. 2-74905) and to the filing of this consent as an exhibit to the registration statement.

                                          Very truly yours,

                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                                  /s/ CATHY G. O'KELLY
                                          --------------------------------------
                                                      Cathy G. O'Kelly